061474 073130

NUMBER

CB

SHARES

# CENTER BANCORP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEW JERSEY

**COMMON STOCK**

CUSIP 151408 10 1

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that

is the owner of

**FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF**

CENTER BANCORP, INC. transferable in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation and all amendments thereto. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CENTER BANCORP INC. CORPORATE SEAL 1982 NEW JERSEY

Treasurer

President and Chief Executive Officer

COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

**CENTER BANCORP, INC.**

The Corporation is authorized to issue more than one class of stock, including classes of preferred stock, which may be issued in one or more series. The Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights and preferences between the shares of each series so far as the rights and preferences have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – ................Custodian................
(Cust) (Minor)
under Uniform Gifts to Minors
Act..............................
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ................................ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

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Please print or typewrite name and address including postal zip code of assignee

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.......................................................................Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint .......................................................

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Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated ..........................................

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NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.